EXHIBIT 23.2
                                                               ------------


                        CONSENT OF INDEPENDENT AUDITORS

   The Board of Directors
   Newell Rubbermaid Inc.:

   We consent to the incorporation by reference in Newell Rubbermaid
   Inc.'s (formerly named Newell Co.) previously filed Form S-8 Registration Statements (File Nos. 33-24447, 33-25196, 33-40641, 33-62047, 33-67632, 333-38621, and 333-74925), and Form S-3 Registration
   Statements (File Nos. 33-46208, 33-64225, 333-47261, 333-53039,
   333-74927 and 333-74929), Form S-4 (File No. 333-71747), Post-Effective
   Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (File
   No. 33-44957) and Post Effective Amendments No. 1 on Form S-3 and No. 2 on Form S-8 to Form S-4 Registration Statement (File No. 333-71747), of our report dated February 5, 1999, except as to Note 15, which is as of March 24, 1999, with respect to the consolidated balance sheets of Rubbermaid Incorporated and subsidiaries as of January 1, 1999, and December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholder's equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 1, 1999.


   /s/ KPMG LLP

   Cleveland, Ohio
   June 28, 1999